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                                                                   EXHIBIT 23.5


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of The Majestic Star Casino, LLC of our report dated February 23, 2003, except for Note 15 as to which the date is March 17, 2003, Note 2 (Gains and Losses on Retirement of Indebtedness) as to which the date is May 15, 2003, and Note 18 as to which the date is October 7, 2003, relating to the financial statements and financial statement schedule of The Majestic Star Casino, LLC; and of our report dated February 23, 2003, except for Note 11 as to which the date is March 17, 2003 and Note 2 (Gains and Losses on Retirement of Indebtedness) as to which the date is May 15, 2003 relating to the financial statements and financial statement schedule of Majestic Investor Holdings, LLC, which both appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

Las Vegas, Nevada
December 5, 2003